EXHIBIT 10z

         C. R. BARD, INC. MANAGEMENT STOCK PURCHASE PLAN


Article 1.     Establishment and Objectives

     1.1  Establishment of the Plan.   C. R. Bard, Inc., a New
Jersey corporation, hereby establishes, effective January 1, 1998, the C. R. Bard, Inc. Management Stock Purchase Plan (the "Plan"), as set forth in this document. The Plan provides a mechanism for deferral of the receipt of certain bonuses through mandatory and voluntary purchases of restricted stock.

     1.2 Objectives of the Plan. The objectives of the Plan are to link the interests of Participants to those of the Company's stockholders; to allow Participants to share in the success of the Company; and to assist in fulfilling the Company stock ownership requirements of Participants.

Article 2.     Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     "Applicable Fair Market Value" means the lower of (a) the Fair Market Value on the first business day in July of the calendar year preceding the date the bonus otherwise would have been payable; or
(b) the Fair Market Value on the date the bonus otherwise would have been payable.

     "Board" means the Board of Directors of the Company.

     "Bonus Plan" means the Executive Bonus Plan, the Executive
Incentive Plan, or any other bonus plan or arrangement of the Company designated by the Committee.

     "Change of Control" of the Company means a change of control of the nature that would be required to be reported in response to item 1(a) of the Current Report on Form 8-K as in effect on the Effective Date pursuant to Section 13 or 15(d) of the Exchange Act, provided that, without limitation, a "Change of Control" shall be deemed to have occurred if (i) any person shall become the beneficial owner, as those terms are defined herein, of capital stock of the Company, the voting power of which constitutes 20% or more of the general voting power of all of the Company's outstanding capital stock or (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reasons to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the

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Effective Date whose election, or nomination for election by the
Company's shareholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, which is or would be subject to Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board. No sale to underwriters or private placement of its capital stock by the Company nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control. For purposes of the definition of "Change of Control", the following definitions shall be applicable:

          (i) The term "person" shall mean any individual, group, company or other entity.

          (ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the
               Company:

               (A) which that person owns directly, whether or not of record, or

               (B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

               (C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined pursuant to Rule 12b-2 under the Exchange Act) of that person, or

               (D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or such person's "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

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          (iii)     The outstanding shares of capital stock of the
                    Company shall include shares deemed owned through application of clauses (ii)(B), (C) and (D) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

              (iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this Plan, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

     "Company" means C. R. Bard, Inc., a New Jersey corporation, and any successor thereto.

     "Deferral Account" means an account on the books of the Company to which Elective Shares and Premium Shares are credited during the Deferral Period.

     "Deferral Election" means the election form filed by a Participant with the Committee under Section 4.2.

     "Deferral Period" means the period during which Elective Shares and Premium Shares are credited to a Participant's Deferral Account, commencing on the date on which a Participant's deferred bonus compensation would otherwise be paid and ending on the date determined in Section 4.4.

     "Deferred Delivery Election" means an election by a Participant to defer delivery of Elective Shares and Premium Shares credited to his Deferral Account to the date he terminates employment with the Company and all Subsidiaries. The Committee shall establish rules and procedures as it deems appropriate for Deferred Delivery Elections.

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     "Director" means any individual who is a member of the Board.

     "Disability" shall mean (a) long-term disability as defined under the Company's long-term disability plan covering that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act.

     "Effective Date" means January 1, 1998.

     "Elective Shares" means Shares credited to a Participant's
Deferral Account which are not initially subject to forfeiture as provided in Section 6.2 or Section 6.3.

     "Eligible Employee" means each participant in the Executive
Bonus Plan, the Executive Incentive Plan, or any other bonus plan or arrangement of the Company designated by the Committee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "Executive Bonus Plan" means the C. R. Bard, Inc. 1994
Executive Bonus Plan, as amended.

     "Executive Incentive Plan" means the C. R. Bard, Inc.
Executive Incentive Plan, as amended.

     "Fair Market Value" means, on a specified day, (a) the mean between the high and low sales price for a Share on that day as reported on the New York Stock Exchange -- Composite Transactions Tape or, if no sale of Shares shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (b) in the case of a simultaneous exercise and sale, the actual price the Participant receives in the open market on the date of the exercise. If the Shares are not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

     "Participant" means an Eligible Employee who has deferred bonus compensation under Section 4.1(a) or (b).

     "Premium Shares" means Shares credited to a Participant's Deferral Account which are initially subject to forfeiture as provided in Section 6.2 or Section 6.3.
     "Retirement" means normal or early retirement under the terms of a pension plan of the Company or voluntary termination of employment, provided that in each case the Company must have given its prior consent to treat the person's termination of employment as a Retirement.

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     "Shares" means the shares of common stock, $.25 par value, of the Company.

     "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Article 3.     Administration

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee (unless otherwise determined by the Board) shall satisfy the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations thereunder and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting.

     3.2 Authority of the Committee. Except as limited by law and subject to the provisions herein, the Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan, and establish, amend or waive rules and regulations for the Plan's administration.
Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority to the extent permitted by law and consistent with Section 3.1.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, the Board, all Subsidiaries, employees, Participants and their estates and beneficiaries.

Article 4.     Automatic and Elective Deferrals

     4.1  Deferral of Bonus Compensation

          (a) 25% of each bonus payable to an Eligible Employee under any Bonus Plan for each year commencing on or after the Effective Date shall be automatically deferred under the Plan unless the Eligible Employee has satisfied the Share ownership requirements established for him by the Board and notified the Committee in accordance with Section 4.2.

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          (b)  Subject to the terms and provisions of the Plan, an
     Eligible Employee may elect to defer the payment of all or any portion of the remaining 75% of any bonus payable to him under any Bonus Plan for any year commencing on or after the Effective Date.

     4.2 Deferral Election. An Eligible Employee who elects a voluntary deferral of bonus compensation pursuant to Section 4.1(b) for a given year shall file with the Committee a Deferral Election that shall specify the amount of deferral for that year. An Eligible Employee who has satisfied his Share ownership requirements and who declines participation in the Plan for a given year shall notify the Committee in his Deferral Election for that year. The Committee shall establish rules and procedures as it deems appropriate for Deferral Elections.

     4.3  Deferral Accounts.  The Company shall establish a
Deferral Account for each Participant.  A Participant's Deferral
Account shall be credited as of the date the bonus otherwise would have been payable with

          (a) a number of Elective Shares (rounded up to the next whole Share) equal to the amount deferred under Section 4.1 divided by the Applicable Fair Market Value on that date; plus

          (b)  a number of Premium Shares determined as follows:

               Step 1:   Determine the Applicable Fair Market
                         Value as of the date the bonus otherwise would have been paid.

               Step 2:   Multiply such Applicable Fair Market
                         Value by 75%.

               Step 3: Divide the total dollar amount deferred under Section 4.1 by the result in Step 2; round up to the next whole number.
               Step 4: Subtract the number of Elective Shares determined in Section 4.3(a) from the result in Step 3.

     Elective Shares and Premium Shares credited to a Participant's Deferral Account shall be distributed to the Participant (or, if applicable, the Participant's beneficiary) at the end of the applicable Deferral Period in accordance with Article 6.

     4.4  Deferral Period.   Subject to Article 6, the Deferral
Period for Elective Shares and Premium Shares shall end on the later of (a) the third anniversary of the date such Shares are credited to the Participant's Deferral Account, or (b) if the Participant has made a Deferred Delivery Election and has not


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terminated employment with the Company and all Subsidiaries on such anniversary, the date he terminates employment with the Company and all Subsidiaries.

     Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the Deferral Period for all Shares credited to a Participant's Account shall end.

     During the Deferral Period, Elective Shares and Premium Shares credited to a Participant's Deferral Account may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Article 5.     Dividends and Voting Rights

     Each Participant whose Deferral Account is credited with Elective Shares and Premium Shares shall have the right to receive all dividends paid on such Shares and the right to vote such Shares.

Article 6.     Timing and Form of Payout

     6.1     In General.  Except as otherwise provided in this
Article 6, a Participant shall be entitled to receive the Elective Shares and Premium Shares credited to his Deferral Account at the end of the applicable Deferral Period. Delivery of such Shares shall be made after the end of the applicable Deferral Period as soon as administratively feasible following the Participant's request. Notwithstanding anything herein to the contrary, the Committee may defer delivery of any Elective Shares and Premium Shares credited to a Participant's Deferral Account if the delivery of such Shares would constitute compensation to the Participant that is not deductible by the Company or a Subsidiary due to the application of Code Section 162(m); provided, that any such Shares deferred under this sentence shall in any event be delivered to the Participant on or before the January 15 of the first year in which the Participant is no longer a "covered employee" of the Company (within the meaning of Code Section 162(m)) following the end of the Deferral Period.

     All Shares issued under the Plan shall be Treasury shares.

     6.2     Termination of Employment Due to Death, Retirement or
Disability.    If the Participant terminates employment with the
Company and all Subsidiaries before the end of the Deferral Period by reason of death, Retirement or Disability, the Participant (or in the case of the Participant's death, the Participant's beneficiary) shall be entitled to receive a distribution of the following:

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          (a)  all Elective Shares credited to his Deferral
     Account; plus

          (b) any Premium Shares credited to his Deferral Account for three years or more; plus

          (c) a prorated number (rounded up to the next whole share) of any Premium Shares credited to his Deferral Account not included in clause (b) of this section determined as follows:

               (i)  the product of the number of such Premium
          Shares which have been credited to the Participant's
          Deferral Account for 12 months or more but less than two years multiplied by 1/3; plus

               (ii) the product of the number of such Premium
          Shares which have been credited to the Participant's
          Deferral Account for two years or more but less than three years multiplied by 2/3.

     6.3  Termination of Employment for Any Other Reason.  If the
Participant terminates employment with the Company and all Subsidiaries before the end of the Deferral Period for any reason other than those described in Section 6.2, the Participant shall be entitled to receive a distribution of the following:

          (a)  all Elective Shares credited to his Deferral
     Account; plus
          (b) any Premium Shares credited to his Deferral Account for three years or more.

     6.4 Forfeiture of Unvested Shares. Any Premium Shares credited to a Participant's Deferral Account which are not distributed to the Participant in accordance with this article shall be forfeited.

Article 7.     Beneficiary Designation

     Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any payment under the Plan is to be paid in case of the death of the Participant. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be delivered to the Committee during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, the Participant's beneficiary shall be deemed to be the Participant's spouse or if none, the Participant's estate.

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Article 8.     Amendment, Modification and Termination

     The Board may, at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part; provided that no termination, amendment or modification of the Plan shall adversely affect in any material way any deferral previously made under the Plan.

Article 9.     Withholding

     9.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     9.2 Share Withholding. With respect to withholding required upon the delivery of Shares previously credited to a Participant's Deferral Account, or upon any other taxable event arising hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income) equal to the withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 10.    Indemnification

     Each person who is or has been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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Article 11.    Successors

     All obligations of the Company under the Plan or any Deferral Election or Deferred Delivery Election shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

Article 12.    Miscellaneous

     12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or to receive a bonus under a Bonus Plan.

     12.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     12.4 Requirements of Law. The issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     12.5 Securities Law Compliance. With respect to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     12.6 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired under this Plan as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

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     12.7 Awards to Foreign Nationals and Employees Outside the
United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, establish rules applicable to Eligible Employees who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan.

     12.8 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for deferred compensation. With respect to any Elective Shares or Premium Shares credited to a Participant's Deferral Account and not yet paid or delivered to the Participant, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares hereunder consistent with the foregoing.

     12.9 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of New Jersey.


          Example I:     On July 1, 1998 the Fair Market Value is
                         $36.00.   The date the bonus for the 1998
                         calendar year for a Bonus Plan otherwise
                         would have been paid is February 10,
                         1999.  The Fair Market Value on
                         February 10, 1999 is $42.00.   The
                         Applicable Fair Market Value is $36.00.

                    Participant P has not satisfied the Share ownership requirements established for him by the Board. P participates in the Executive Incentive Plan. 25% of any bonus under the Executive Incentive Plan for 1998 will automatically be deferred under Section 4.1(a). He files a Deferral Election to defer all of the remaining 75% of his bonus under
                    Section 4.1(b).  On February 10, 1999, a
                    $10,000 bonus would otherwise be payable to P under the Bonus Plan.

                    The number of Elective Shares credited to P's
                    Deferral Account is 278 ($10,000 divided by $36.00).

                    The number of Premium Shares credited to P's
                    Deferral Account is 93, as determined under the steps in Section 4.3(b) as follows:

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                    Step 1:   $36.00

                    Step 2:   $36.00 x 75% = $27.00

                    Step 3:   $10,000 divided by $27.00 = 371

                    Step 4:   371 - 278 = 93.

          Example II:    Participant P in Example I under Section
                         4.3 terminates employment due to
                         Retirement on December 31, 2001.  P's
                         Deferral Account consists only of the
                         Elective Shares and Premium Shares
                         credited under Example I.  P's
                         distribution under the Plan consists of
                         278 Elective Shares and 62 Premium
                         Shares, determined as follows:

                    (a)  all Elective Shares credited to P's
                         Deferral Account = 278.

                    (b)  Premium Shares credited to P's Deferral
                         Account for two years or more but less
                         than three years = 93 x 2/3 = 62.

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